Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-202005, 333-142873, 333-123242, 333-216312, and 333-221826) of Brooks Automation, Inc. of our report dated November 8, 2019 relating to the financial statements of ULVAC CRYOGENICS INCORPORATED, which appears in this Form 10-K of Brooks Automation, Inc.

/s/ PricewaterhouseCoopers Aarata LLC

Tokyo, Japan

December 17, 2019